UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2012

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

We entered into a Payment Confirmation Agreement dated as of September 7, 2012, with Wistron Neweb Corporation (“WNC”). Under the terms of the Payment Confirmation Agreement, we settled all disputes with WNC arising out of our prior manufacturing relationship, including resolution of an $8.2 million account payable which was past due.

The Payment Confirmation Agreement requires that we pay WNC an aggregate of $8,172,000 as follows: $308,000 on signing the Payment Confirmation Agreement, $150,000 on or before September 30, 2012, and $7,714,000 by the delivery of a Promissory Note. The Promissory Note obligates us to make payments to WNC in the amount of $50,000 per month, plus an additional payment on or before March 31 each year in the amount, if any, that would make the total of all payments to WNC for the prior year equal to 50% of our net income for that year. Amounts outstanding under the Promissory Note are unsecured and do not bear interest. In the event of a default in payment, WNC would have the right, following a 10 day cure period, to accelerate all amounts due under the Promissory Note.

In connection with the Payment Confirmation Agreement we have terminated the prior account payable and all prior agreements between our respective companies. That includes WNC’s release of a security interest that it had been granted to it in certain of our personal property.

The Payment Confirmation Agreement has several material benefits for Axesstel:

•	Reduction of operating risk by eliminating WNC’s right to sue for immediate payment of the past due account.

•	Establishment of a payment plan to repay the debt over time.

•	Immediate improvement in working capital by converting the account payable to a Promissory Note, a significant portion of which will be long-term debt.

•	Elimination of WNC’s security interest which will facilitate efforts to secure new commercial financing arrangements at lower interest rates.

The foregoing summary description of the Payment Confirmation Agreement and the Promissory Note is qualified by reference to the complete copies of the agreements which are filed as exhibits to this report. We issued a press release on September 13, 2012 concerning the entry into the Payment Confirmation Agreement, a copy of which is filed as an exhibit to this report.

Item 2.03.	Creation of a Direct Financial Obligation or Off Balance Sheet Arrangement.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Promissory Note dated September 7, 2012 issued by the registrant to Wistron Neweb Corporation.

10.1	Payment Confirmation Agreement dated September 7, 2012 between the registrant and Wistron Neweb Corporation.

99.1	Press Release dated September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2012	Axesstel, Inc.

	By:	/s/ Patrick Gray
	Name:	Patrick Gray
	Title:	Chief Financial Officer